Exhibit 99.1

Global Partners to Adjust for an Over Accrual of Fuels Tax Liability and Restate Financial Results for the First and Second Quarters of 2010

Partnership to Host Third-Quarter Conference Call on November 4

WALTHAM, Mass.--(BUSINESS WIRE)--October 28, 2010--Global Partners LP (NYSE: GLP) today announced that it expects to amend and restate its financial statements for the first and second quarters of 2010 to adjust for a coding error that resulted in an over accrual of fuels tax liability of approximately $6.6 million in the aggregate and a consequent understatement of sales and net income by $6.6 million.

The over accrual was the result of an internal coding error and was discovered by Global Partners’ management during a normal course control procedure. Management estimates that the Partnership:

  over accrued its fuels tax liability for the three months ended March 31, 2010 by approximately $2.4 million and consequently understated its sales and net income by approximately $2.4 million; and
  over accrued its fuels tax liability for the three months ended June 30, 2010 by approximately $4.2 million and consequently understated its sales and net income by approximately $4.2 million.

Thomas J. Hollister, Chief Operating Officer and Chief Financial Officer of Global Partners, said, “It is worth noting that the error was discovered by the Partnership and has been corrected. Bills to customers were not affected by this error and the error did not cause an overpayment of fuels taxes. The error had no impact on our previously reported net cash provided by operating activities.”

The Partnership’s previously reported financial statements for these periods should no longer be relied upon. As soon as practicable, Global Partners will file amended Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and June 30, 2010, previously filed with the Securities and Exchange Commission.

Partnership to Host Third-Quarter Conference Call

The Partnership plans to release its third-quarter 2010 financial results before the market opens on Thursday, November 4 and host a conference call for investors and analysts at 10:00 a.m. ET that day. To participate in the live call, dial (877) 709-8155 (U.S. and Canada) or (201) 689-8881 (International). The call also will be webcast live and archived on the Global Partners’ website, www.globalp.com.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. In addition, the Partnership owns and supplies fuel to 190 Mobil branded retail gas stations in New England, and also supplies Mobil branded fuel to 31 independently-owned stations. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may, ” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “foresee,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the period ended June 30, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. Developments in any of these areas could cause Global Partners LP’s results to differ materially from results that have been or may be anticipated or projected. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release or, in the case of forward-looking statements, contained in any document incorporated by reference, the date of such document, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Global Partners LP
Edward Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary